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                                                                    Exhibit 1


                         AMERICAN FINANCIAL GROUP, INC.
                         FORM OF UNDERWRITING AGREEMENT
                               FOR DEBT SECURITIES


Ladies and Gentlemen:

         1. Introductory. American Financial Group, Inc., an Ohio corporation (the "Company"), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an indenture, dated as of November 12, 1997 (the "Indenture"), between the Company and Star Bank, N.A., a national banking association, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters. The term Lead Underwriter" as used herein shall refer to the Representative first listed in the Terms Agreement.

         2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

                  (a) A registration statement (No. 333-21995) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to




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         as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) On the effective date of the Registration Statement relating to the Registered Securities, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                  (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing (or the local law equivalent) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify will not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company listed on Schedule A annexed hereto has been duly incorporated and is an existing corporation in good standing (or the local law equivalent), to the extent applicable, or licensed to do business under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each such subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (or the local law equivalent), to the extent applicable, or licensed to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification or licensing, except where the failure to so qualify or to be so licensed will not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus or as set forth on Schedule B annexed hereto, the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.



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                  (e) All outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company have been validly issued, fully paid and nonassessable; and the shareholders of the Company have no preemptive rights with respect to the Registered Securities.

                  (f) The Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (g) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment with respect to the Offered Securities.

                  (h) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

                  (j) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company, or any of their properties, or any agreement or instrument to which the Company, or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of



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         the Company or any such subsidiary is subject, or the Articles of
         Incorporation or the Code of Regulations of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

                  (k) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

                  (l) Except as disclosed in the Prospectus or as listed on Schedule B annexed hereto, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, and hold any leased real or personal property under valid and enforceable leases, in each case free from liens, encumbrances, defects and interferences that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (m) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the businesses now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (n) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (o) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or


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         contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (q) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (r) The financial statements included in each Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as noted thereon, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly, in all material respects, the information required to be stated therein.

                  (s) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (t) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an Ainvestment company@ as defined in the Investment Company Act of 1940.

                  (u) Except as set forth in the Prospectus, (i) all of the outstanding shares of capital stock and other ownership interests of the Company and any of its subsidiaries in Chiquita Brands International, Inc. ("Chiquita") and American Financial Enterprises, Inc. ("AFEI") (each of Chiquita and AFEI, an "AFG Affiliate" and, collectively, the "AFG Affiliates") have been validly issued and are fully paid and nonassessable and are beneficially owned by either the Company or American Financial Corporation ("AFC") or by one of their direct or indirect subsidiaries free and clear of all liens, charges, claims or encumbrances except



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         as set forth on Schedule B annexed hereto, (ii) except as disclosed in the Affiliate SEC Filings (as defined in Section 2(v) hereof), there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other ownership interest of any of the AFG Affiliates or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or other ownership interest, or otherwise obligating any such AFG Affiliate to issue, transfer or sell any such capital stock or other securities or other ownership interest and (iii) there are no voting trusts or other arrangements or understandings to which the Company, any subsidiary of the Company or any of the AFG Affiliates is a party with respect to the voting of the capital stock or other ownership interest of the AFG Affiliates.

                  (v) The Company has previously delivered to you true and complete copies of each AFG Affiliate's (i) Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Commission, and all amendments thereto; (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, as filed with the SEC: (iii) proxy statements relating to all meetings of its shareholders (whether annual or special) held or scheduled to be held since January 1, 1997; and (iv) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the Commission since December 31, 1996 (collectively, the "Affiliate SEC Filings"). As of their respective dates, the Affiliate SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of each AFG Affiliate included in the Affiliate SEC Filings present fairly, in all materials respects, the financial condition, results of operations and changes in financial position of such AFG Affiliate as at the dates or for the periods indicated therein in conformity with generally accepted accounting principles applied on a consistent basis.

                  (y) Except as set forth in the Affiliate SEC Filings or the Prospectus, since January 1, 1997, each AFG Affiliate and its subsidiaries has conducted business only in the ordinary and usual course and there has not occurred any adverse change in the financial condition, business, results of operations, prospects, properties or assets of the AFG Affiliates and their subsidiaries taken as a whole that, in the aggregate, may reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements




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and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount.

         If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Lead Underwriter, drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.




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         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

                  (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                  (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Lead Underwriter's consent; and the Company will also advise the Lead Underwriter promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to holders of the Offered Securities an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.



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                  (e) The Company will furnish to the Representatives copies of each Registration Statement, including all exhibits, each related preliminary prospectus, and, so long as delivery of a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Lead Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that such qualification will not require the Company to qualify to do business or otherwise subject the Company to the general jurisdiction of such state.

                  (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

                  (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for reasonable expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.




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                  (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date at issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules of the Company examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the latest unaudited financial statements of the Company included in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the latest unaudited financial
                           statements, if any, and any unaudited summary financial information included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements or summary financial information for them to be in conformity with generally accepted accounting principles;




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                                    (B) the summary financial information
                           contained in the Prospectus does not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of earnings;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the Terms Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in the ratio of earnings to fixed charges or in consolidated net investment income, consolidated total revenue, consolidated income before taxes or consolidated net income, except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;

                           (v) They have checked the arithmetic accuracy of the
                  application of the pro forma adjustments to the historical amounts in the capitalization table;

                           (vi) All financial statements and schedules included
                  in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or
         (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of Keating, Muething & Klekamp, P.L.L. counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and, to such counsel's knowledge, the Company is duly qualified to do business as a foreign corporation in good standing (or the local law equivalent) in all other jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) Each subsidiary of the Company listed on
                  Schedule A annexed hereto (for purposes of this Section 6(d), the "Subsidiaries") has been duly incorporated and is an existing corporation in good standing (or the local law equivalent), to the extent applicable, or licensed to do business under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and, to such counsel's knowledge, each Subsidiary is duly qualified to do business as a foreign corporation in good standing (or the local law equivalent), to the extent applicable, or licensed to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification or licensing, except when the failure to be so qualified or to be so licensed would not have a material adverse effect on the condition (financial or otherwise) of the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, to such counsel's knowledge, except as disclosed in the Prospectus or as set forth on Schedule C annexed hereto, the capital stock of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects.

                           (iii) The Indenture has been duly authorized,
                  executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold will conform, to the description thereof contained in the Prospectus;

                           (iv) The outstanding shares of the Common Stock of
                  the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Offered Securities;

                           (v) There are no contracts, agreements or
                  understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                           (vi) The Company and its subsidiaries possess
                  adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                           (vii) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940;

                           (viii) No consent, approval, authorization or order
                  of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Rules and Regulations and such as may be required under state securities laws (as to which state securities laws counsel need express no opinion);

                           (ix) The execution, delivery and performance of the
                  Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                           (x) Except as disclosed in the Prospectus, such
                  counsel knows of no actions, suits or proceedings pending against or affecting the Company, the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to such counsel's knowledge, threatened or contemplated.

                           (xi) The Registration Statement has become effective
                  under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that such registration statement, as of its effective date, the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                           (xii) The Terms Agreement (including the provisions
                  of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company; and

                           (xiii) To the best of such counsel's knowledge after
                  due inquiry, except as set forth in the Prospectus or as listed in Schedule B annexed hereto, (i) all of the outstanding shares of capital stock and other ownership interests of the Company and any of its subsidiaries in Chiquita and AFEI have been validly issued and are fully paid and nonassessable and are beneficially owned by either the Company or AFC or one of its directly or indirectly wholly owned subsidiaries free and clear of all liens, charges, claims or encumbrances, (ii) except as disclosed in the Affiliate SEC Filings, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other ownership interest of any of the AFG Affiliates or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or other ownership interest, or otherwise obligating any such AFG Affiliate to issue, transfer or sell any such capital stock or other securities or other ownership interest and (iii) there are no voting trusts or other arrangements or understandings to which the Company, any subsidiary of the Company or any of the AFG Affiliates is a party with respect to the voting of the capital stock or other ownership interest of the AFG Affiliates.

                  In rendering the foregoing opinion, such counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States, the State of Ohio or the General Corporation Law of the State of Delaware and, as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel's opinion, such counsel and the Representatives are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on each Closing Date. Such counsel may state that they are not passing on matters relating to patents and trademarks.

                  (e) The Representatives shall have received from Taft, Stettinius & Hollister, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (g) The Representatives shall have received a letter, dated such Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

                  (h) At Closing Date the Offered Securities shall be rated as indicated in the Terms Agreement or higher by Standard & Poor's Corporation ("S&P") and Moody's Investors Services ("Moody's") and the Company shall have delivered to the Representatives a letter, dated the Closing Date from S&P or Moody's, or other evidence satisfactory to the Representatives, confirming that the Offered Securities have such ratings; and there shall not have occurred any decrease in the ratings of any of the debt securities of the Company or of the Offered Securities by either S&P or Moody's and neither S&P nor Moody's shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above or to the extent the indemnifying party is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. An indemnifying party will not be liable for any settlement of any action or claim effected without its prior written consent, provided that such consent shall not be unreasonably withheld.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default occurs exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term AUnderwriter@ includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to
Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o the Lead Underwriter, at their address furnished to the Company in writing for the purpose of communications hereunder, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202,
Attention: James C. Kennedy, Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.
         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                   SCHEDULE A

                                                                                   Percentage of
                                                                State of           Common Equity
Name of Company                                               Incorporation          Ownership
---------------                                               -------------          ---------
AMERICAN FINANCIAL CORPORATION                                Ohio                      100%
         American Financial Enterprises, Inc.                 Connecticut               100%
         Great American Holding Corporation                   Ohio                      100%
         Great American Insurance Company                     Ohio                      100%
         American Annuity Group, Inc.                         Delaware                   81%
         Great American Life Insurance Company                Ohio                      100%
         American Empire Surplus Lines
           Insurance Company                                  Delaware                  100%
         American National Fire Insurance Company             New York                  100%
         Great American Management Services, Inc.             Ohio                      100%
         Mid-Continent Casualty Company                       Oklahoma                  100%
         Stonewall Insurance Company                          Alabama                   100%
         Transport Insurance Company                          Ohio                      100%

AMERICAN PREMIER UNDERWRITERS, INC                            Pennsylvania              100%
         Pennsylvania Company                                 Delaware                  100%
         Atlanta Casualty Company                             Illinois                  100%
         Buckeye Management Company                           Delaware                  100%
         Infinity Insurance Company                           Florida                   100%
         Leader National Insurance Company                    Ohio                      100%
         Penn Central UK Limited                              United Kingdom            100%
         Insurance (GB) Limited                               United Kingdom            100%
         Republic Indemnity Company of America                California                100%
         Windsor Insurance Company                            Indiana                   100%
         The New York and Harlem Railroad Company             New York                   97%

                                   SCHEDULE B



         I. American Financial Corporation ("AFC") has pledged 50% of its shares of Great American Holding Corporation ("GAHC") pursuant to the terms of a Credit Agreement dated as of December 7, 1993 among GAHC and The First National Bank of Boston and Continental Bank, as Agent.

         2. American Annuity Group, Inc. ("AAG") has pledged 25% of its interest in all of the issued and outstanding shares of Great American Life Insurance Company to certain banks pursuant to the terms of a Credit Agreement dated as of January 31, 1994, as amended and restated as of November 10, 1995, between AAG and The First National Bank of Boston, as Agent.

         3. American Financial Enterprises, Inc. ("AFEI") has pledged 1,500,000 shares of American Financial Group, Inc. (the "Company") common stock pursuant to the terms of a Credit Agreement dated as of September 30, 1993 between AFEI and The First National Bank of Boston, as Agent.

         4. AFC has pledged 2,500,000 shares of Company common stock pursuant to the terms of a revolving credit agreement between AFC and Great American Insurance Company ("GAIC").

         5. AFC has pledged 750,000 shares of Chiquita Brands International, Inc. ("Chiquita") common stock as collateral for State of New York tax obligations.

         6. AFC has placed 100,000 shares of Chiquita common stock and 673,000 shares of AFEI common stock for the benefit of GAIC in an escrow with The Provident Bank as escrow agent to meet collateral requirements for certain reinsurance obligations.

         7. Pennsylvania Company has pledged all of the common stock for Public Indemnity Company of America to certain banks pursuant to the terms of a Credit Agreement dated as of December 29, 1995, between Pennsylvania Company, American Premier Underwriters, Inc., and the First National Bank of Boston, as Agent.

                         AMERICAN FINANCIAL GROUP, INC.
                                   ("COMPANY")


                                 DEBT SECURITIES


                                 TERMS AGREEMENT




                                                             December 10, 1997


TO:  The Representative of the Underwriters identified herein



Dear Sirs:

         The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-21995) ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

         TITLE:  7.125% Senior Debentures Due 2007.

         PRINCIPAL AMOUNT:  $100,000,000

         INTEREST: 7.125% per annum, from December 15, 1997, payable semiannually on June 15 and December 15, commencing June 15, 1998, to holders of record on the preceding June 1 or December 1, as the case may be.

         MATURITY:  December 15, 2007

         OPTIONAL REDEMPTION:  As set forth on Schedule B attached hereto.

         SINKING FUND:  None

         LISTING: None

         RATING: The Company has been informed that the Offered Securities have been assigned the following ratings: S&P, "BBB"; Moody's, "Baa3."

         DELAYED DELIVERY CONTRACTS: Not Applicable.

         PURCHASE PRICE: 99.166% of principal amount.

         EXPECTED REOFFERING PRICE: 99.816% of principal amount, subject to change by the Representative.

         CLOSING: 9:00 A.M. on December 15, 1997, at Taft, Stettinius & Hollister, Cincinnati, Ohio, in Federal (same day) funds.

         SETTLEMENT AND TRADING: Book-Entry Only via DTC. Securities will trade in DTC's Same Day Funds Settlement System.

         BLACKOUT: Through the Closing Date.


         The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         The Offered Securities will be made available for checking and packaging at the office of the Representative at least 24 hours prior to the Closing Date.

         For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, the legend stabilizing on the inside front cover page of the prospectus supplement and, the concession and reallowance figures appearing under the caption "Underwriting" in the prospectus supplement and the information contained in the paragraphs under the caption "Underwriting" in the prospectus supplement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                Very truly yours,


                                                AMERICAN FINANCIAL GROUP, INC.

                                                By: /s/ James E. Evans
                                                    -------------------------
                                                        James E. Evans
                                                        Senior Vice President


The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ Joseph E. Consolino
    --------------------------
        Joseph E. Consolino
        Vice President

[Acting on behalf of itself and as the
Representative of the several Underwriters.]

                                   SCHEDULE A



          UNDERWRITER                    PRINCIPAL AMOUNT
          -----------                    ----------------

Credit Suisse First Boston Corporation     $33,400,000

Bear, Stearns & Co. Inc.                   $33,300,000

Donaldson, Lufkin & Securities Corp.       $33,300,000


                Total.................... $100,000,000

                                   SCHEDULE B

Optional Redemption

         The Senior Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the sum of (i) the principal amount of the Senior Debentures being redeemed plus accrued interest thereon to the redemption date, and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Senior Debentures.

         "Make-Whole Amount" means, in connection with any optional redemption of any Senior Debentures, the excess, if any, of (i) the sum, as determined by a Quotation Agent (as defined herein) of the present values of the principal amount of such Senior Debentures, together with scheduled payments of interest from the redemption date to the Stated Maturity of the Senior Debentures, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) over (ii) 100% of the principal amount of the Senior Debentures to be redeemed.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, calculated on the third Business Day preceding the redemption date, plus in each case .20%. (20 basis points).

         "Comparable Treasury Issue" means the U. S. Treasury 6.125% Note due August 15, 2007. If such security shall cease to be outstanding then Comparable Treasury Issue shall mean the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the Stated Maturity Date of the Senior Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Debentures.

         "Quotation Agent" means the Reference Treasury Dealer selected by the Indenture Trustee after consultation with the Company. "Reference Treasury Dealer" means a primary U.S. Government securities dealer.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer

Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.